UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Arbor Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-0057959
(State of incorporation or organization)	(IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
8.250% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Share	The New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-167303

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of the Series A Preferred Stock” in the Registrant’s Prospectus Supplement dated January 29, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2013, pursuant to Rule 424(b) under the Securities Act of 1933 and under the heading “Description of Capital Stock—Preferred Stock”  in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-167303), filed with the Commission on June 3, 2010, which is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Articles of Incorporation of Arbor Realty Trust, Inc.*
3.2	Articles of Amendment to Articles of Incorporation of Arbor Realty Trust, Inc. /*\
3.3	Articles Supplementary of Arbor Realty Trust, Inc.*
3.4	Articles Supplementary of 8.250% Series A Cumulative Redeemable Preferred Stock
3.5	Amended and Restated Bylaws of Arbor Realty Trust, Inc. /*\ /*\
4.1	Specimen 8.250% Series A Cumulative Redeemable Preferred Stock Certificate

* Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110472), as amended. Such registration statement was originally filed with the Securities and Exchange Commission on November 13, 2003.

/*\  Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

/*\ /*\ Incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K (No. 001-32136) which was filed with the Securities and Exchange Commission on December 11, 2007.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 31, 2013	ARBOR REALTY TRUST, INC.

/s/ Paul Elenio
Name: Paul Elenio
Title: Chief Financial Officer

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